Exhibit 99.1

Item 5.  OTHER EVENTS

TEXT OF PRESS RELEASE

                       BIOJECT REPORTS FISCAL 1999 RESULTS

                  -The Company Also Announces Hoffman-LaRoche's
                     Withdrawal From Joint Marketing Plan-

PORTLAND, OR -June 25, 1999 - Bioject Medical Technologies Inc. (Nasdaq: BJCT), the leading manufacturer of jet injection systems for needle-free drug delivery and developer of a continuous ambulatory blood glucose monitoring system, today announced financial results for the fourth quarter and fiscal year ended March 31, 1999.

For the fiscal year ended March 31, 1999, Bioject reported a consolidated net loss of $7.1 million on revenues of $2.6 million. This compares to a consolidated net loss of $16.6 million on revenues of $1.9 million for the year ending March 31, 1998. The fiscal 1999 results reflect a net loss of $3.0 million related to the development and commercialization of the company's continuous blood glucose monitoring technology and the inclusion of a preferred stock dividend of $1.4 million. Fiscal 1998 results included a net loss of $12.1 million relating to developing the blood glucose monitoring technology, the majority of which was a write-off of acquired in-process research and development. Fiscal 1998 results also included a preferred stock dividend in the amount of $112,000. Both preferred stock dividends and the in-process research and development expense recorded in 1998 are related to the company's acquisition of the continuous blood glucose monitoring technology from Elan Corporation, plc. in October 1997.

In its core needle-free business segment, the company reported an operating loss of $2.8 million in fiscal 1999 compared to a $4.1 million operating loss in the needle-free business segment in fiscal 1998. This reduction was due to an increase in licensing and technology revenues and a decrease in business development and selling expenses. The increase in licensing and technology revenues from $500,000 in fiscal 1998 to $2.0 million in fiscal 1999 reflects the licensing revenues received from Merck & Co. under a short-term agreement that ended earlier this year. Basic and diluted net loss per share was $.25 for fiscal 1999 as compared to $.72 for fiscal 1998. Net loss per share was computed based on 28.3 million and 23.1 million weighted average shares outstanding for fiscal 1999 and 1998, respectively.

For the fourth quarter ended March 31, 1999, Bioject reported a net loss of $1.9 million on revenues of $213,000 compared to a net loss of $1.4 million on revenues of $260,000 for the previous year's fourth quarter. Fourth quarter results reflect a net loss from the company's blood glucose monitoring segment of $173,000 (after allocating a $597,000 loss to a minority interest), the inclusion of a preferred stock dividend of $356,000 and a charge of $429,000 to adjust the carrying value of the company's inventories. Fourth quarter results for fiscal 1998 included a net loss of $58,000 from the Company's blood glucose monitoring segment and a $112,000 preferred stock dividend. Basic and diluted net loss per share was $.07 per share for the quarter ended March 31, 1999 and $.06 per share for the quarter ended March 31, 1998. Net loss per share was computed based on weighted average shares outstanding of 28.9 million for the fiscal 1999 fourth quarter and 24.9 million for the fiscal 1998 fourth quarter.

Commenting on the fiscal 1999 operating results, Jim O'Shea, Bioject's chairman, president and CEO, focused on the results of the company's needle-free business. He stated, "In the needle-free segment we saw a 36 percent increase in overall revenues and a 19 percent decrease in operating expenses. Improvement in both of these areas is a result of our positioning Bioject as a drug delivery company whose technology can enhance the effectiveness or market perception of the products of leading pharmaceutical and biotechnology companies."

In addition to emphasizing the improved operating results in the company's core needle-free business segment, Mr. O'Shea also noted that Bioject's drug delivery systems are currently being used in clinical research in more than fifteen different companies and/or medical research centers. O'Shea said, "All of the activity in the laboratory draws more and more attention to the clinical capability of our products. As a result, Bioject has attracted more interest from potential strategic partners, both in the U.S. and abroad, than ever before. We continue to pursue high leverage product sales opportunities with major customers such as the U.S. military, and in states such as California that have adopted legislation mandating healthcare providers to adopt alternatives to traditional needle-syringes."


                                    - more -

Bioject also announced that Hoffman-LaRoche, Inc. has withdrawn from a joint marketing plan signed in 1995 due to recent changes in its product marketing strategy.

Commenting on the change in Hoffman-LaRoche's marketing strategy, Mr. O'Shea stated, "Roche has not expressed any dissatisfaction with the B-2020(R), which Bioject designed and delivered as promised. Until Hoffman advised us of the change in their strategy, we were working together to gain regulatory clearance to use the B-2020(R) with one of Roche's drugs."

Bioject retains full rights to the B-2020(R), a 1.5cc needle-free injector.

Bioject Medical Technologies develops, manufactures and markets jet injection systems for needle-free subcutaneous and intramuscular injections. The Company's advanced injection management system, the Biojector 2000, has received the Seal of Acceptance from the Alliance of Children's Hospitals, Inc. In a joint venture with Elan Corporation, Bioject is developing an ambulatory, continuous blood glucose monitoring system for diabetes patients.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning prospects for future partnering arrangements with pharmaceutical or biotechnology companies and the potential of laboratory use of the company's products to increase the company's strategic partnering opportunities. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward looking statements. Such risks, uncertainties and other factors include, without limitation, the risk that research and development efforts of the company or others will not produce desired results, dependence on the continued performance of strategic corporate partners, the company's need for additional financing and uncertainties related to i.) the time required to complete research and development, ii.) obtaining necessary clinical data and government clearances, iii.) successfully attracting additional strategic corporate partners and iv) successfully executing revenue-generating agreements with those additional strategic partners. Readers of this press release are referred to the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K/A for the year ended March 31, 1998 for further discussions of factors which could affect future results.

Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and the Company assumes no obligation to update forward-looking statements if conditions or management's estimates or opinions should change.



                                 [Tables follow]









                                    - more -

                        Bioject Medical Technologies Inc.
                 Condensed Consolidated Statements of Operations
                      (In thousands, except per share data)



                                                                    Fiscal year ended                 Three months ended
                                                                        March 31,                          March 31,
                                                                 1999              1998             1999              1998
                                                            ---------------- ----------------- ---------------- -----------------
RESULTS OF OPERATIONS:
    Revenue
         Net sales of products                                    $  587        $   1,435             $  82          $   135
         Licensing/technology fees                                 2,044              500               131              125
                                                            ---------------- ----------------- ---------------- -----------------
                                                                   2,631            1,935               213              260
                                                            ---------------- ----------------- ---------------- -----------------
    Expenses
         Manufacturing                                             1,916            1,749               825              296
         Research &Development                                     3,963              884               877              220
         Acquired in-process R&D                                                   15,000
         Selling, general and administrative                       3,135            3,525               735              890
                                                            ---------------- ----------------- ---------------- -----------------
           Total operating expenses                                9,014           21,158             2,437            1,406
                                                            ---------------- ----------------- ---------------- -----------------

    Operating loss                                                (6,383)         (19,223)           (2,224)          (1,146)
         Interest expense                                                            (390)                              (165)
         Other income                                                122              110                30               46
                                                            ---------------- ----------------- ---------------- -----------------
    Loss before taxes                                             (6,261)         (19,503)           (2,194)          (1,265)
    Provision for income taxes                                        --               --                --               --
                                                            ---------------- ----------------- ---------------- -----------------

    Net loss before minority interest                             (6,261)         (19,503)           (2,194)          (1,265)
    Minority interest allocation                                     597            2,985               597
                                                            ---------------- ----------------- ---------------- -----------------
    Net loss                                                      (5,664)         (16,518)           (1,597)          (1,265)

    Preferred stock dividend                                      (1,412)            (112)             (356)            (112)
                                                            ---------------- ----------------- ---------------- -----------------
    Net loss alloc. to common shareholders                     $  (7,076)      $  (16,630)        $  (1,953)       $  (1,377)
                                                            ================ ================= ================ =================

    Basic and diluted net loss per common share                $   (0.25)      $    (0.72)        $   (0.07)       $   (0.06)
                                                            ================ ================= ================ =================

    Shares used in per share calculation                      28,315,239       23,151,135        28,938,080       24,912,412
                                                            ================ ================= ================ =================


                                     -more-

                        Bioject Medical Technologies Inc.
                           Selected Balance Sheet Data
                      (In thousands, except per share data)




                                                                    March 31,                        March 31,
                                                                       1999                             1998
                                                             -------------------------       ---------------------------
ASSETS
Current assets:
     Cash and cash equivalents                                     $  1,274                         $  1,901
     Accounts receivable                                                305                              154
     Inventories                                                      1,251                            1,892
     Stock subscription receivable                                    2,997
     Other                                                               54                               75
                                                         -------------------------       ---------------------------
                                                                      5,881                            4,022
                                                         -------------------------       ---------------------------
Property and equipment, net                                           2,175                            2,493
Other assets, net                                                       535                              463
                                                         -------------------------       ---------------------------
Total assets                                                       $  8,591                         $  6,978
                                                         =========================       ===========================
LIABILITIES AND
SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued liabilities1                  $     2,843                        $     993
     Deferred revenue                                                                                     10
                                                         -------------------------       ---------------------------
                                                                      2,843                            1,003
                                                         -------------------------       ---------------------------
Long-term debt                                                           --                               --

Shareholders' equity:
     Preferred stock                                                 13,130                            9,318
     Common stock                                                    50,594                           47,557
     Accumulated deficit                                            (57,976)                         (50,900)
                                                         -------------------------       ---------------------------
                                                                      5,748                            5,975
                                                         -------------------------       ---------------------------
Total liabilities and shareholders' equity                           $8,591                           $6,978
                                                         =========================       ===========================


1 Includes approximately $2.4 million owed to Elan in connection with joint venture research activities.

                                       ###





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